Exhibit 10.3

EXECUTION VERSION

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of December 15, 2023, by and among Blue Water Biotech, Inc., a Delaware corporation (“Buyer”), Proteomedix AG, a Swiss Company (the “Company”), and the stockholders of the Company whose names appear on the signature pages of this Agreement (each, a “Company Stockholder”, and collectively, the “Company Stockholders”).

WHEREAS, Buyer, the Company and Thomas Meier, in the capacity as Sellers’ Representative, have entered into that certain Share Exchange Agreement (as it may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “SEA”) pursuant to which, among other things, the parties thereto intend to effect the exchange of all issued and outstanding shares of the Company for newly-issued shares of Buyer, all upon the terms and subject to the conditions set forth in the SEA.

WHEREAS, as of the date hereof, each Company Stockholder owns of record the number and type of Company Securities set forth opposite such Company Stockholder’s name on Exhibit A attached hereto (all such securities and any Company Securities of which ownership of record or the power to vote is hereafter acquired by the Company Stockholders prior to the termination of this Agreement being referred to herein as the “Securities”).

WHEREAS, in order to induce Buyer and the Company to enter into the SEA, the Company Stockholders are executing and delivering this Agreement to Buyer and the Company.

NOW THEREFORE, in consideration of the foregoing, which are incorporated into this Agreement as if fully set forth below, and of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Defined terms. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the SEA.

2. Agreement to Vote. Each Company Stockholder, by this Agreement, with respect to its Securities, severally and not jointly, hereby agrees (and agrees to execute such documents or certificates evidencing such agreement as Buyer and/or the Company may reasonably request in connection therewith) to vote, at any meeting of the Company Stockholders and in any action by written consent of the Company Stockholders, to approve the SEA and the transactions contemplated thereby, all of such Company Stockholder’s Securities (a) in favor of the approval and adoption of the SEA and the transactions contemplated by the SEA, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the SEA and considered and voted upon by the Company Stockholders, and (c) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the SEA or that would reasonably be expected to result in the failure of the transactions contemplated by the SEA from being consummated. Each Company Stockholder acknowledges receipt and review of a copy of the SEA.

3. Transfer of Securities. Except as may be required by or permitted in the SEA, each Company Stockholder, with respect to its Securities, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Securities or otherwise agree to do any of the foregoing (unless the transferee agrees in writing to be bound by this Agreement), (b) deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Securities (unless the transferee agrees in writing to be bound by this Agreement), or (d) take any action that would have the effect of preventing or disabling the Company Stockholder from performing its obligations hereunder; provided that the foregoing shall not prohibit the transfer of the Securities by a Company Stockholder to an Affiliate of such Company Stockholder, but only if such Affiliate shall execute this Agreement or a joinder agreeing to become a party to this Agreement. From time to time, at the request of the Company, the Company Stockholders shall take all such further actions as may be necessary or appropriate to effect the purposes of this Agreement, and execute customary documents incident to the transactions contemplated by the SEA.

4. Representations and Warranties. Each Company Stockholder, severally and not jointly, represents and warrants for and on behalf of itself to Buyer as follows:

(a) The execution, delivery and performance by such Company Stockholder of this Agreement and the consummation by such Company Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to such Company Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Securities (other than pursuant to this Agreement, the SEA or the Ancillary Documents), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Company Stockholder’s Organizational Documents, as applicable.

(b) Such Company Stockholder owns of record and has good, valid and marketable title to the Securities set forth opposite such Company Stockholder’s name on Exhibit A attached hereto, free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the Organizational Documents of such Company Stockholder, as applicable) and has the sole power (as currently in effect) to vote and the full right, power and authority to sell, transfer and deliver such Securities, and such Company Stockholder does not own, directly or indirectly, any other Securities other than as set forth opposite such Company Stockholder’s name on Exhibit A.

(c) Such Company Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by such Company Stockholder.

5. Termination. This Agreement and the obligations of the Company Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Conversion; (b) the termination of the SEA in accordance with its terms; or (c) the mutual written agreement of Buyer and the Company; provided, however, that each Company Stockholder, in its sole discretion, may terminate this Agreement solely with respect to its rights and obligations, following any material modification or amendment to, or the waiver of any provision of, the SEA, as in effect on the date hereof, that (A) modifies the conditions of the obligations of the parties to the SEA to consummate the transactions contemplated thereby in a manner that adversely affects in any material respect such Company Stockholder or (B) increases the aggregate amount of consideration payable to Sellers (as defined in the SEA). Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6. Miscellaneous.

(a) Except as otherwise provided herein or in the SEA or any Ancillary Document, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5(b)):

If to Buyer, to:

Blue Water Biotech, Inc.
201 East Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Attn: Dr. Neil Campbell, CEO
Telephone No.: (301) 792-4345
E-mail: ncampbell@bwbioinc.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, New York 10105
Attn:	Barry I. Grossman, Esq.
David Landau, Esq.
Telephone No.: (212) 370-1300
E-mail: bigrossman@egsllp.com and dlandau@egsllp.com

If to the Company, to:

Proteomedix AG
Wagistrasse 23
8952 Schlieren
Switzerland
Attn: Ralph Schiess, CEO
Telephone No.: +41 44 733 40 90
E-mail: schiess@proteomedix.com

with a copy (which will not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
One Financial Center
Boston, MA 02111
Attn:	Benjamin M. Hron
Telephone No.: (617) 217-4607
E-mail: ben.hron@nelsonmullins.com

If to a Company Stockholder, to the address of such Company Stockholder set forth on Exhibit A attached hereto.

(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement, the SEA and the Ancillary Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) without the prior written consent of the parties, and any attempt to do so without such consent shall be void ab initio.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Company Stockholder shall be liable for the breach of this Agreement by any other Company Stockholder.

(f) This Agreement is intended to create, and creates a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g) The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance or other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with, this Agreement, when expressly available pursuant to the terms of this Agreement, shall not be required to provide any bond or other security in connection with any such Order.

(h) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits or proceedings (each an “Action”, and, collectively, “Actions”), arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of Delaware. The parties hereto hereby (i) submit to the exclusive jurisdiction of federal or state courts within the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(i) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(j) Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(k) This Agreement shall not be effective or binding upon any Company Stockholder until such time as the SEA is executed by each of the parties thereto.

(l) If, and as often as, there are any changes in the Company or the Company Securities by way of equity split, dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Stockholder and its Securities as so changed.

(m) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 6(m).

(n) Notwithstanding anything herein to the contrary, each Company Stockholder signs this Agreement solely in such Company Stockholder’s capacity as a holder of securities of the Company, and not in any other capacity, and if applicable, this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of such Company Stockholder or any of its affiliates in his or her capacity as an officer or director of the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PROTEOMEDIX AG

By:	/s/ Ralph Schiess
Name:	Ralph Schiess
Title:	CEO

BLUE WATER BIOTECH, INC.

By:	/s/ Dr. Neil Campbell
Name:	Dr. Neil Campbell
Title:	CEO

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY STOCKHOLDER:

[ENTITY]

By:
Name:
Title:

[INDIVIDUAL]

By:

[Signature Page to Stockholder Support Agreement]

EXHIBIT A

LIST OF COMPANY STOCKHOLDERS

Name and Address	Number and type of Company Securities Owned

[Signature Page to Stockholder Support Agreement]